Exhibit 21.1

Subsidiaries of EPL Intermediate, Inc.

EXACT NAME OF SUBSIDIARY AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION

El Pollo Loco, Inc.	Delaware